UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

West Texas Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-178437	99-0365272
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5729 Lebanon Road, Suite 144

Frisco, Texas  75034

(Address of principal executive offices) (zip code)

(972) 712-1039

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 6, 2015, we entered into an agreement with Hi-Tech Exploration, LLC to sell to Hi-Tech our entire 4.0506% working interest (3.1595% net revenue interest) in the Port Hudson field for the total consideration of $205,000, less any payments received by us for production from the Port Hudson field occurring after March 1, 2015.

On April 6, 2015, we entered into a separate agreement with Hi-Tech to sell Hi-Tech our entire 10.0167% working interest (7.2118% net revenue interest) in the West Cam 225 property for the total consideration of $130,500.

The transactions under the two agreements closed on April 6, 2015. We intend to use the cash proceeds of the sales to purchase a working interest in an exploratory project. We are in final negotiations to acquire the interest in the exploratory project and hope to conclude the acquisition by April 17, 2015.

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 6, 2015, we sold our entire working interest in the Port Hudson field and our entire working interest in the West Cam 225 field for the aggregate cash payment of $335,500. The terms of the agreement are described in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST TEXAS RESOURCES, INC.

April 10, 2015	By:	/s/ John D. Kerr
John D. Kerr Chief Financial Officer